    As Filed With the Securities and Exchange Commission on December 6, 2000

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549

                                ---------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                           EPICOR SOFTWARE CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                                                33-0277592
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

               195 Technology Drive, Irvine, California 92618-2402 (Address of Principal Executive Offices) (Zip Code)

                                ---------------

                        2000 EMPLOYEE STOCK PURCHASE PLAN
                              (Full title of plans)

                                ---------------

                    L. George Klaus, Chief Executive Officer
                           Epicor Software Corporation
                              195 Technology Drive
                          Irvine, California 92618-2402
                     (Name and address of agent for service)

                                 (949) 585-4000
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                               John Ireland, Esq.
                           Epicor Software Corporation
                              195 Technology Drive
                              Irvine, CA 92618-2402

                                ---------------

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                   Proposed maximum     Proposed maximum
  Title of securities        Amount to be            offering price    aggregate offering          Amount of
   to be registered          registered(1)              per share              price            registration fee
-----------------------------------------------------------------------------------------------------------------
  Common Stock, $.001         1,250,000                  (2)               $1,347,500(2)            $355.74
       par value                shares
=================================================================================================================

(1) This Registration Statement covers an aggregate of 1,250,000 shares of Common Stock which may be issued pursuant to Registrant's 2000 Employee Stock Purchase Plan (the "Plan").

(2) In accordance with Rule 457(h), the aggregate offering price of 1,250,000 shares of Common Stock registered hereby which would be issued under the Plan is estimated solely for purposes of calculating the registration fee, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low price reported by NASDAQ National Market System for the Common Stock on December 4, 2000, which was $1.078 per share.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents have been filed by the Registrant with the Securities and Exchange Commission (the"Commission") and are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

        (b) Registrant's Quarterly Report on Form 10-Q/A for the quarters ended March 31, 2000 and June 30, 2000 and Form 10-Q for the quarter ended September 30, 2000.

        (c) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

        (d) The description of the Registrant's Common Stock which is contained in the Registrant's registration statement on Form 8-A filed on October 15, 1992 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        (a) The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability
(i) for any breach of their duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions as provided Section 174 of Delaware General Corporation Law or (iv) for transactions from which the director derived an improper personal benefit.

        The Registrant's Bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent provided by Delaware law, including those circumstances where indemnification would otherwise be discretionary under Delaware law. The Registrant believes that indemnification under its Bylaws covers at least negligence on the part of indemnified parties. The Bylaws authorize the use of indemnification agreements and the Registrant has entered into such agreements with each of its directors and officers.

        The Registrant maintains directors and officers insurance providing indemnification for certain of the Registrant's directors, officers, affiliates, partners or employees for certain liabilities. Delaware Law does not permit a corporation to eliminate a director's duty of care, and the provisions of the Registrant's Certificate of Incorporation have no effect on the availability of equitable remedies such as injunction or rescission, based upon a director's breach of the duty of care. Insofar as indemnification for liabilities arising under the Exchange Act may be permitted to foregoing provisions and agreements, the Registrant has been informed that in the opinion of the staff of the Commission such indemnification is against public policy as expressed in the Exchange Act and is therefore unenforceable.

        (b) Pursuant to an Agreement and Plan of Reorganization ("Merger Agreement") between Registrant and DataWorks Corporation, from and after the time of the merger, Registrant has agreed to cause the surviving corporation in the merger to fulfill and honor in all respects the obligations of DataWorks pursuant to any indemnification agreements between DataWorks and its directors and officers as of the time of the merger (the "Indemnified Parties") and any indemnification provisions under DataWorks' Certificate of Incorporation ("DataWorks' Certificate") and DataWorks' Bylaws as in effect on the date of the Merger Agreement. The Certificate of Incorporation and Bylaws of the surviving corporation in the merger contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in DataWorks' Certificate and Bylaws as in effect on the date of the Merger Agreement, which provisions will not be amended, repealed or otherwise modified for a period of six years from the time of the merger in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the time of the merger, were directors, officers, employees or agents of DataWorks, unless such modification is required by law.

        (c) Pursuant to the Merger Agreement, for a period of six years after the time of the merger, Registrant agreed to cause the surviving corporation in the merger to use its commercially reasonable efforts to maintain in effect, if available, director's and officer's liability insurance covering those persons who were covered by DataWorks' director's and officer's liability insurance policy on terms comparable to those applicable to the DataWorks director and officer insurance policy; provided, however that in no event will Registrant or the surviving corporation in the merger be required to expend in excess of 150% of the annual premium paid by DataWorks for such coverage (or such coverage as is available for such 150% of such annual premium).

Item 7. Exemption from Registration Claimed.

        Not Applicable.

Item 8. Exhibits.

         4.1      Epicor Software Corporation 2000 Employee Stock Purchase Plan.

         5.1 Opinion of counsel as to the legality of the securities being registered.

        23.1 Consent of Wilson, Sonsini, Goodrich & Rosati, P.C. (included in Exhibit 5.1).

        23.2      Consent of Ernst & Young LLP, Independent Auditors.

        24.1      Power of Attorney (included on the signature page).

Item 9. Undertakings.

        (a) The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 5th day of December, 2000.


                                             EPICOR SOFTWARE CORPORATION



                                             By: /s/ L. George Klaus
                                                 -------------------------------
                                                     L. George Klaus
                                                     Chairman of the Board and
                                                     Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Epicor Software Corporation, do hereby constitute and appoint L. George Klaus and Lee Kim, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                             Title                             Date
         ---------                             -----                             ----
/s/ L. George Klaus                  Chairman of the Board and             December 5, 2000
-----------------------------        Chief Executive Officer
    L. George Klaus                  (Principal Executive Officer)



/s/ Lee Kim                          Vice President and Chief              December 5, 2000
-----------------------------        Financial Officer (Principal
    Lee Kim                          Accounting and Financial Officer)


/s/ Arthur J. Marks                  Director                              December 5, 2000
----------------------------
    Arthur J. Marks


/s/ Donald R. Dixon                  Director                              December 5, 2000
----------------------------
    Donald R. Dixon


                                     Director
----------------------------
    Charles M. Boesenberg


                                     Director
----------------------------
    Thomas Kelly

                                  EXHIBIT INDEX

   Exhibit
   Number                          Description
   -------                         -----------

     4.1    Epicor Software Corporation 2000 Employee Stock Purchase Plan.

     5.1    Opinion of Wilson, Sonsini, Goodrich & Rosati.

    23.1    Consent of Wilson, Sonsini, Goodrich & Rosati (Included in
            Exhibit 5.1).

    23.2    Consent of Independent Auditors.

    24.1 Power of Attorney (Included on the signature page to the Registration Statement - see pages II-4 and II-5.)